UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2009

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2009, the Board of Directors of Progenics Pharmaceuticals, Inc. elected Peter J. Crowley as a member of the Company’s Board of Directors.  He will serve as a director, subject to his earlier resignation or removal, until the Company’s 2009 annual meeting of stockholders and the election and qualification of his successor.  Mr. Crowley will also serve as a member of the Audit Committee of the Board of Directors. Mr. Crowley received a grant of 25,000 ten-year non-qualified stock options, vesting ratably over five years, under the Company’s 2005 Stock Incentive Plan, the terms of which are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and will be compensated for his services as described in the discussion of director compensation in the Company’s definitive proxy statement for its 2008 annual meeting of stockholders. The stock options have an exercise price of $7.45 per share, the closing price of the Company’s common stock on January 29, 2009.

The Company’s press release announcing the appointment of Mr. Crowley is attached as Exhibit 99.1, and the information contained therein is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1	Press Release dated February 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          PROGENICS PHARMACEUTICALS, INC.
                          By:  /s/ ROBERT A. MCKINNEY
                                    Robert A. McKinney
                                                                    Chief Financial Officer, Senior Vice President,
                                                                    Finance & Operations and Treasurer

Date:  February 4, 2009